UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

Winston Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0132755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Fairway Drive, Suite 134 Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 362-8200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On February 12, 2010, Pharmaceutical Financial Syndicate, LLC (“PFS”), whose members include Dr. Joel E. Bernstein, the President and Chief Executive Officer and Robert A. Yolles and Neal S. Penneys, directors of Winston Pharmaceuticals, Inc. (the “Company”), executed a letter of intent (“LOI”) with Frost Gamma Investments Trust, Subbarao Uppaluri, a director of the Company, Steven D. Rubin and Jane Hsiao (collectively, the “Frost Group”), to acquire 100% of the Company’s capital stock (the “Acquisition”) beneficially owned by all of the members of the Frost Group consisting of an aggregate of 18,399,271 outstanding shares of common stock and warrants to purchase an aggregate of 8,958,975 shares of common stock (collectively, the “Acquired Securities”).

As provided in the LOI, consummation of the Acquisition is subject to a number of conditions, including the parties entering into a definitive acquisition agreement. The LOI also provides that simultaneous with the completion of the Acquisition, three of the Company’s directors, namely Subbarao Uppaluri, Glenn Halpryn and Curtis Lockshin, shall resign as directors of the Company, and each of Messrs. Uppaluri, Halpryn and Lockshin have advised the Company that they have consented to resign upon completion of the Acquisition. Upon completion of the Acquisition, as the manager of PFS, Dr. Bernstein would be deemed to be the beneficial owner of all of the Acquired Securities, however Dr. Bernstein intends to disclaim beneficial ownership of those Acquired Securities in which he does not have a pecuniary interest through PFS.

Item 8.01	Other Events

See Item 5.02 herein above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter of Intent Between Pharmaceutical Financial Syndicate, LLC, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 18, 2010

WINSTON PHARMACEUTICALS, INC.

By: /s/ Joel E. Bernstein
Joel E. Bernstein, M.D.
Chief Executive Officer

EXHIBIT INDEX

10.1	Letter of Intent Between Pharmaceutical Financial Syndicate, LLC, Frost Gamma Investments Trust, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao, Ph.D.